               [Letterhead of Shumaker, Loop & Kendrick, LLP]

                                                                     EXHIBIT 5.2

                                 April 15, 2005

Cooper-Standard Automotive Inc.
Cooper-Standard Automotive OH, LLC
CSA Services Inc.
c/o Cooper-Standard Automotive Inc.
39550 Orchard Hill Place Drive
Novi, Michigan  48375

Ladies and Gentlemen:

         We have acted as local counsel to Cooper-Standard Automotive Inc., an
Ohio corporation (the "Issuer"), Cooper-Standard Automotive OH, LLC, an Ohio
limited liability company ("CSA Ohio"), and CSA Services Inc., an Ohio corporation ("Services" and, together with CSA Ohio and the Issuer, the "Ohio
Companies"), in connection with the Registration Statement on Form S-4, File No.
333-123708 (the "Registration Statement"), filed by the Issuer, Cooper-Standard
Holdings Inc., a Delaware corporation ("Holdings") and certain subsidiaries of the Issuer named on Annex I attached hereto (the "Subsidiary Guarantors" and, collectively with Holdings, the "Guarantors") with the Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended, relating to (i) the issuance by the Issuer of $200,000,000 aggregate principal amount of 7% Senior Notes due 2012 (the "Senior Exchange Notes") and the
issuance by the Guarantors of guarantees (the "Senior Guarantees") relating to the Senior Exchange Notes, and (ii) the issuance by the Issuer of $350,000,000 aggregate principal amount of 8 3/8% Senior Subordinated Notes due 2014 (the
"Senior Subordinated Exchange Notes" and, together with the Senior Exchange
Notes, the "Exchange Notes") and the issuance by the Guarantors of guarantees
(the "Senior Subordinated Guarantees" and, together with the Senior Guarantees, the "Guarantees") relating to the Senior Subordinated Exchange Notes. The Senior
Exchange Notes will be issued under an indenture (the "Senior Indenture"), dated as of December 23, 2004, among the Issuer, the Guarantors and Wilmington Trust
Company, as Trustee, and the Senior Subordinated Exchange Notes will be issued under an indenture (the "Senior Subordinated Indenture" and, together with the
Senior Indenture, the "Indentures"), dated as of December 23, 2004, among the
Issuer, the Guarantors and Wilmington Trust Company, as Trustee. The Senior
Exchange Notes will be offered by the Issuer in exchange for $200,000,000 aggregate principal amount of its outstanding 7% Senior Notes due 2012 and the
Senior Subordinated Exchange Notes will be offered by the Issuer in exchange for
$350,000,000 aggregate principal amount of its outstanding 8 3/8% Senior
Subordinated Notes due 2014.

         In rendering our opinions set forth herein, we have examined the
Registration Statement and the Indentures, which have been filed with the
Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Ohio Companies, including, but not limited to, the following:

Cooper-Standard Automotive Inc.
Cooper-Standard Automotive OH, LLC
CSA Services Inc.
April 15, 2005

                  (i)      The Issuer's (1) Articles of Incorporation, as
                           amended to date, (2) code of regulations, as amended
                           to date, (collectively, the "Issuer's Organizational
                           Documents"), and (3) records of all corporate
                           proceedings, including but not limited to those
                           proceedings relating to the Registration Statement
                           and the transactions contemplated thereby;

                  (ii)     A Certificate of the Secretary of the Issuer dated
                           December 23, 2004 certifying as to (1) the accuracy
                           and validity of each of the Issuer's Organizational
                           Documents, (2) the accuracy and completeness of
                           corporate resolutions authorizing the execution and
                           delivery of the Registration Statement and related
                           documents to which the Issuer is a party and the
                           consummation of the transactions contemplated
                           therein, and (3) the authority of the officers of the
                           Company executing the aforesaid documents;

                  (iii)    CSA Ohio's (1) Articles of Organization, as amended
                           to date, (2) limited liability company operating
                           agreement, as amended to date, (collectively, the
                           "CSA Ohio Organizational Documents"), and (3) records
                           of all limited liability company proceedings,
                           including but not limited to those proceedings
                           relating to the Registration Statement and the
                           transactions contemplated thereby;

                  (iv)     A Certificate of the Secretary of CSA Ohio dated
                           December 23, 2004 certifying as to (1) the accuracy
                           and validity of each of CSA Ohio's Organizational
                           Documents, (2) the accuracy and completeness of
                           limited liability company resolutions authorizing the
                           execution and delivery of those documents required to
                           be entered into in connection with the Registration
                           Statement to which CSA Ohio is a party and the
                           consummation of the transactions contemplated
                           therein, and (3) the authority of the officers of CSA
                           Ohio executing the aforesaid documents;

                  (v)      Service's (1) Articles of Incorporation, as amended
                           to date, (2) code of regulations, as amended to date,
                           (collectively, the "Service's Organizational
                           Documents"), and (3) records of all corporate
                           proceedings, including but not limited to those
                           proceedings relating to the Registration Statement
                           and the transactions contemplated thereby;

                  (vi)     A Certificate of the Secretary of Services dated
                           December 23, 2004 certifying as to (1) the accuracy
                           and validity of each of the Service's Organizational
                           Documents, (2) the accuracy and completeness of
                           corporate resolutions authorizing the execution and
                           delivery of those documents required to be entered
                           into in connection with the Registration to which the
                           Services is a party and the consummation of the
                           transactions contemplated therein, and (3) the
                           authority of the officers of the Services executing
                           the aforesaid documents;

Cooper-Standard Automotive Inc.
Cooper-Standard Automotive OH, LLC
CSA Services Inc.
April 15, 2005

                  (vii)    A Certificate of Good Standing dated as of April 11,
                           2005, issued by the Secretary of State of the State
                           of Ohio, certifying the good standing of the Issuer
                           under the laws of the State of Ohio as of the date of
                           issuance of such certificate;

                  (viii)   A Certificate dated as of April 11, 2005, issued by
                           the Secretary of State of the State of Ohio,
                           certifying that CSA Ohio is in full force and effect
                           under the laws of the State of Ohio as of the date of
                           issuance of such certificate; and

                  (ix)     A Certificate of Good Standing dated as of April 11,
                           2005, issued by the Secretary of State of the State
                           of Ohio, certifying the good standing of Services
                           under the laws of the State of Ohio as of the date of
                           issuance of such certificate.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

         1.       The Ohio Companies have duly authorized, executed and
                  delivered the Indentures and the Issuer has duly authorized, executed and issued the Exchange Notes.

         2.       The execution, delivery and performance by the Ohio Companies of the Indentures do not and will not violate the laws of the jurisdiction in which they are organized.

         The opinions expressed in this Opinion Letter are limited to the law of the State of Ohio as presently in effect. In that regard, we note that the
Exchange Notes and the Indentures (collectively, the "Transaction Documents")
state that they are governed by the laws of the State of New York and, with respect to the opinions set forth above (inasmuch as they relate to New York law), we have assumed, with your permission and without any investigation, that the applicable laws of the State of New York are identical to the laws of the
State of Ohio. We express no opinion as to any matters governed by the law of any other jurisdiction. We express no opinion as to the laws of any municipality, political subdivision or governmental agency thereof.

         We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption
"Legal Matters" in the Prospectus included in the Registration Statement.

Cooper-Standard Automotive Inc.
Cooper-Standard Automotive OH, LLC
CSA Services Inc.
April 15, 2005

         This Opinion Letter may be relied upon solely by you and Simpson
Thacher & Bartlett LLP, counsel for Holdings, only with respect to transactions involving the Registration Statement and subject to the qualifications and limitations relating thereto. This Opinion Letter is limited to matters set forth herein as of the date hereof, and no opinion is intended or may be inferred beyond those expressly stated herein, nor any obligation to supplement this Opinion Letter in the future.

                                      Very truly yours,

                                      /s/ Shumaker, Loop & Kendrick, LLP

ANNEX I

                              SUBSIDIARY GUARANTORS
                              ---------------------

                        LEGAL NAME                           JURISDICTION OF ORGANIZATION
                        ----------                           ----------------------------

Cooper-Standard Automotive Fluid Systems Mexico Holding LLC           Delaware
Cooper-Standard Automotive NC L.L.C.                                  North Carolina
Cooper-Standard Automotive OH, LLC                                    Ohio
CSA Services Inc.                                                     Ohio
NISCO Holding Company                                                 Delaware
North American Rubber, Incorporated                                   Texas
StanTech, Inc.                                                        Delaware
Sterling Investments Company                                          Delaware
Westborn Service Center, Inc.                                         Michigan